Exhibit 2.1

MERGER AGREEMENT

by and among

AFH ACQUISITION IV, INC.,

AFH MERGER SUB, INC.,

AFH HOLDING AND ADVISORY, LLC,

AND

EMMAUS MEDICAL, INC.,

Dated as of April 21, 2011

-  -

EXECUTION VERSION

MERGER AGREEMENT

THIS MERGER AGREEMENT, dated as of April 21, 2011 (this “Agreement”), by and among AFH Acquisition IV, Inc., a Delaware corporation (“AFH”), AFH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of AFH (“AFH Merger Sub”), AFH Holding and Advisory LLC, a Nevada limited liability company and affiliate of AFH (“AFH Advisory”), and Emmaus Medical, Inc., a Delaware corporation (“Emmaus”).
RECITALS

WHEREAS, the parties intend to effect a merger of Emmaus with and into AFH Merger Sub (the “Merger”), with Emmaus continuing as the surviving entity in the Merger, as a result of which (i) the entire issued and outstanding shares of common stock, par value $.001 per share of Emmaus (the “Emmaus Stock”), (ii) the outstanding options to purchase Emmaus Stock (the “Emmaus Options”), (iii) outstanding warrants to purchase Emmaus Stock (the “Emmaus Warrants”) , and (iv) outstanding promissory notes convertible into Emmaus Stock (the “Emmaus Notes” and together with the Emmaus Stock, Emmaus Options, and Emmaus Warrants, the “Emmaus Securities”) will be deemed for all purposes to represent shares of common stock, par value $0.001 per share, of AFH (the “AFH Stock”) and options, warrants and convertible promissory notes to purchase AFH Stock (the “AFH Options,” the “AFH Warrants,” the “AFH Notes,” respectively, and, together, the “AFH Securities”), respectively, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware General Corporation Law, as amended (“DGCL”);

WHEREAS, the Boards of Directors of AFH (the “AFH Board”) and AFH Merger Sub and the Board of Directors of Emmaus (the “Emmaus Board”) have each approved the Merger, and each of them has determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the respective best interests of each of AFH, AFH Merger Sub and Emmaus, respectively, and their respective stockholders and equityholders; and

WHEREAS, the Emmaus Board has resolved to recommend that the stockholders of Emmaus (the “Emmaus Stockholders”) adopt this Agreement and the Board of Directors of AFH Merger Sub has resolved to recommend that its sole stockholder adopt this Agreement, to the extent such approval is required.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

ARTICLE I.

TERMS OF THE MERGER

1.01 The Merger.

(a) Merger.  On the terms and conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as hereinafter defined) (i) AFH Merger Sub will merge with and into Emmaus (the “Merger”), (ii) the separate existence of AFH Merger Sub will cease and Emmaus will continue its corporate existence under the DGCL as the surviving corporation in the Merger and wholly-owned subsidiary of AFH (sometimes referred to herein as the “Surviving Subsidiary”), and (iii) each share of common stock of AFH Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and non-assessable share of the Surviving Corporation’s common stock.

(b) Merger Consideration.  As a result of the Merger, at the Effective Time, (A) each share of Emmaus Stock, other than the Dissenting Emmaus Stock (as defined herein), shall be exchanged into 29.48548924976 shares of AFH Stock, (B) each share underlying an Emmaus Option shall be exchanged into 29.48548924976 shares of AFH Stock underlying AFH Options, (C) each share underlying an Emmaus Warrant shall be exchanged into 29.48548924976 shares of AFH Stock underlying AFH Warrants, and (D) each share underlying Emmaus Notes shall be exchanged into 29.48548924976 shares of AFH Stock underlying AFH Notes (the AFH Stock, AFH Options, AFH Warrants and AFH Notes issued to the holders of Emmaus Securities in the Merger, the “Merger Consideration”) on a pro rata basis.  All Emmaus Securities (except the Dissenting Emmaus Stock) shall, by virtue of the Merger and without any action on the part of the holders of the Emmaus Securities, be automatically cancelled and shall cease to exist, and each holder of Emmaus Securities shall cease to have any rights with respect thereto, except the right to receive the AFH Stock, AFH Options, AFH Warrants, and AFH Notes, as the case may be. From and after the Effective Time, any certificate representing Emmaus Securities, other than the Dissenting Emmaus Stock, shall be deemed for all purposes to represent AFH Securities into which such shares of Emmaus Securities respectively, were exchanged in accordance with the immediately preceding sentence without surrender or exchange of such certificate.

(c) Fractional Shares.  No certificates or scrip representing fractional shares of AFH Securities to acquire fractional shares of AFH Stock or book-entry credit of the same shall be issued in exchange for the Emmaus Securities.  Each holder of Emmaus Securities who receives any portion of the AFH Securities who would otherwise have been entitled to receive a fraction of a share of AFH Securities to acquire a fraction of a share of AFH Stock shall have such fractional interest rounded up to the nearest whole number.

(d) Withholding Taxes.  AFH shall be entitled to deduct and withhold from the Merger Consideration payable to a holder of Emmaus Securities in the Merger any such amounts as are required under the Internal Revenue Code of 1986, as amended, issued pursuant thereto (the “Code”) or any applicable provision of federal, state, local or foreign Tax law.  To the extent that such amounts are so withheld by AFH, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Emmaus Securities in respect of which such deduction and withholding was made by AFH.

(e) No Liability.  None of the parties shall be liable to any holder of Emmaus Securities for such Merger Consideration (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Adjustment of Dissenting Emmaus Stock.  It is expressly understood and agreed by the parties that the number of shares of AFH Stock issuable to the holders of the Emmaus Stock as part of the Merger Consideration upon the Closing of the Merger shall be reduced on a pro rata basis with respect to those shares of Emmaus Stock that constitute Dissenting Emmaus Stock.  By way of example, in the event there is Dissenting Emmaus Stock equal to 3% of all Emmaus Stock, the amount of AFH Stock issuable to the holders of Emmaus Stock as part of the Merger Consideration upon consummation of the Merger shall be reduced by 3%.

(g) Certificate of Incorporation; Bylaws.  By virtue of the Merger, (i) the certificate of incorporation of Emmaus as in effect immediately prior to the Effective Time, shall be, at and after the Effective Time, the certificate of incorporation of the Surviving Subsidiary and (B) the bylaws of Emmaus as in effect immediately prior to the Effective Time shall be, at and after the Effective Time, the bylaws of the Surviving Subsidiary.

(h) Effects of the Merger.  The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Subsidiary shall possess all properties, rights, privileges, powers and franchises of Emmaus and AFH Merger Sub and all of the claims, obligations, liabilities, debts and duties of Emmaus and AFH Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Subsidiary.

1.02 Closing; Effective Time; Effect.

(a)  Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place on a date and at a time to be specified by the parties, which shall be no later than the fifth (5th) business day after satisfaction (or waiver in accordance with this Agreement) of all the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of such conditions), unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 6.01, at the offices of AFH, unless another date, time or place is agreed to by the parties. The date on which the Closing occurs is herein referred to as the “Closing Date.”

(b) Subject to the terms and conditions hereof, concurrently with the Closing, the parties will cause a certificate of merger (the “Certificate of Merger”) to be executed in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL in order to effect the Merger.  The Merger will become effective immediately upon the filing of the Certificate of Merger or at such time thereafter as is provided in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

1.03 Dissenting Emmaus Stockholders.   Notwithstanding any provision of this Agreement to the contrary, to the extent a holder of Emmaus Stock is entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL, the Emmaus Stock issued and outstanding immediately prior to the Effective Time with respect to which the holder thereof has properly exercised and perfected the right to dissent from the Merger and to be paid fair value in accordance with the DGCL and as to which, as of the Effective Time, the holder thereof has not failed to timely perfect or shall have not effectively withdrawn or lost dissenters’ rights under the DGCL (the “Dissenting Emmaus Stock”), shall not be exchanged into or represent a right to receive the AFH Stock, but the holder thereof shall be entitled only to such rights as are granted by the DGCL.  Notwithstanding the immediately preceding sentence, if any holder of Emmaus Stock who demands appraisal rights with respect to his, her or its Emmaus Stock under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his, her or its appraisal rights or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided in Section 262 of the DGCL, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Emmaus Stock shall thereupon be deemed to have been exchanged as of the Effective Time into the right to receive its pro rata portion of the Merger Consideration as provided in Section 1.01(a)  hereof, without interest thereon, and such Emmaus Stock shall no longer be Dissenting Emmaus Stock.  At the Effective Time, any holder of Dissenting Emmaus Stock shall cease to have any rights with respect thereto, except the rights provided under the DGCL and as provided in this Section 1.03.   Emmaus shall give AFH (i) prompt written notice of any notice of intent to demand fair value for any Emmaus Stock, withdrawals of such notices, and any other instruments served pursuant to the DGCL and received by Emmaus, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value of Emmaus Stock under the DGCL.  Emmaus shall not, except with the prior written consent of AFH, voluntarily make any payment with respect to any demands for fair value of Dissenting Emmaus Stock or offer to settle or settle any such demands.

1.04 Directors and Officers.

(a) Effective upon consummation of the Merger, (i) the AFH Board shall consist of a maximum of seven (7) members, two (2) of whom are to be initially selected by AFH Advisory and who are Amir F. Heshmatpour and Steve Warnecke, (ii) the current members of the AFH Board shall appoint the following persons as directors of AFH:  Yutaka Niihara, M.D., MPH, Willis C. Lee, Steve Warnecke, Dr. Henry A. McKinnell, Jr., and Douglas W. Wilmore, M.D., and (iii) Timothy Brasel will resign as a director of the Company.  Following the Effective Time and upon the appointment of another board member, a majority of board members of the AFH Board shall be “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market, at least three of whom shall be qualified to serve on the AFH Board’s audit committee and one of which shall be qualified to be designated as the audit committee financial expert following the Closing.  One member of the AFH Board selected by AFH Advisory must be qualified as an “independent director”.  In addition, solely in connection with the appointment of directors to the AFH Board upon the consummation of the Merger, AFH Advisory shall have the right to provide non-binding advice regarding all other individuals designated to serve as “independent directors.”  Dr. Yutaka Niihara shall initially serve as the Chairman of the AFH Board until his successor has been duly elected or appointed or qualified or until his earlier death, resignation or removal in accordance with AFH’s certificate of incorporation or bylaws.  Once the AFH Board appoints the new directors as described in this Section 1.04, AFH Advisory shall have no further rights to designate any additional directors of the AFH Board.  Each of the parties shall take all necessary action to effectuate the provisions of this Section 1.04.

(b) At the Effective Time, (i) Timothy Brasel will resign from all of his officer positions with the Company, (ii) Amir F. Heshmatpour will resign from all of his officer positions with the Company and (iii) the AFH Board shall appoint and designate as officers of AFH the following: Dr. Yutaka Niihara shall be appointed Chief Executive Officer and President; Willis C. Lee as Chief Operating Officer; Lan Tran as Chief Administrative Officer and Corporate Secretary; and Yasushi Nagasaki as Chief Financial Officer.

(c) The directors and officers of Emmaus, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Subsidiary until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Subsidiary.

1.05 Certain Adjustments to Capitalization.  If, between the date of this Agreement and the Effective Time, the outstanding AFH Common Stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination, or exchange of shares or a stock dividend or dividend payable in any other securities is declared effective with a record date within such period, or any similar event occurs, the Merger Consideration shall be appropriately adjusted to provide to the Emmaus Stockholders the same economic effect as contemplated by this Agreement prior to such event.

1.06 Tax-Free Reorganization.  The Merger is intended to be a  reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying the Merger as a tax-free transaction for federal income tax purposes.  The parties agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a).  None of the parties will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as reorganization under Section 368(a).

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.01 Representations and Warranties of Emmaus.                                                                              Subject to the exceptions set forth in the disclosure schedule to be delivered by Emmaus to AFH in connection herewith (the “Emmaus Disclosure Schedule”), Emmaus represents and warrants to AFH and AFH Advisory as follows.

(a) Organization.  Section 2.01(a)(i) of the Emmaus Disclosure Schedule sets forth each direct and indirect subsidiary of Emmaus (each an “Emmaus Subsidiary”) and its jurisdiction of organization and the jurisdictions where it is qualified to do business. Emmaus and each Emmaus Subsidiary is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Emmaus and each Emmaus Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Capital Structure.

(i) Section 2.01(b)(i) of the Emmaus Disclosure Schedule sets forth the authorized, issued and outstanding capital stock or other equity interests of Emmaus and each of the Emmaus Subsidiaries as well as any other securities (including without limitation debt securities) of Emmaus or the Emmaus Subsidiaries.  All outstanding shares of capital stock of Emmaus and the Emmaus Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied and all such shares owned by Emmaus, or a direct or indirect whollyowned Emmaus Subsidiary, are free and clear of all liens, charges, encumbrances, claims and options of any nature.  None of the outstanding securities of Emmaus or any Emmaus Subsidiary has been issued in violation of any foreign, federal or state securities Laws (as such term is defined herein).

(ii) Section 2.01(b)(ii) of the Emmaus Disclosure Schedule sets forth a list of all options, warrants, convertible securities, rights, commitments (including pre-emptive rights) or agreements pursuant to which Emmaus or an Emmaus Subsidiary is bound to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of Emmaus Common Stock, capital stock of an Emmaus Subsidiary or any other securities of Emmaus or an Emmaus Subsidiary.

(iii) Except as set forth on Section 2.01(b)(ii) of the Emmaus Disclosure Schedule, there are not, as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which Emmaus or any Emmaus Subsidiary is a party or by which it is bound relating to the voting of the Emmaus Stock.

(c) Authority; No Violations; Consents and Approvals.

(i) Emmaus has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The affirmative vote of the Emmaus Stockholders holding at least a majority of the shares of Emmaus Stock entitled to vote at a stockholder meeting at which a quorum is present (the “Required Emmaus Vote”) is necessary to approve and adopt this Agreement and to consummate the transactions contemplated hereby (including the Merger).  The execution and delivery of this Agreement by Emmaus and each of the agreements required to be executed by Emmaus in connection therewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Emmaus, subject only, in the case of consummation of the Merger, to the receipt of the Required Emmaus Vote.  This Agreement and each of the agreements required to be executed in connection therewith have been duly executed and delivered by Emmaus and, assuming due execution and delivery by the other parties, constitutes a valid and binding obligation of Emmaus enforceable against Emmaus in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general principles of equity and limitations imposed on indemnity obligations by applicable federal and state securities laws.

(ii) The execution and delivery of this Agreement by Emmaus does not, and the consummation by Emmaus of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Emmaus or any of the Emmaus Subsidiaries under any provision of (A) the Certificate of Incorporation or Bylaws of Emmaus or any provision of the comparable charter or organizational documents of any of the Emmaus Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Emmaus or any of the Emmaus Subsidiaries, or (C) any foreign, federal, state or local order, statute, law, rule, regulation, ordinance, writ, injunction, arbitration award, directive, judgment, decree, principle of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Entity (as defined herein) (each, a “Law” and collectively, the “Laws”) applicable to Emmaus or any of the Emmaus Subsidiaries or any of their respective properties or assets, except in the case of (B) and (C) where such violation, breach or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any U.S. or non-U.S. court, administrative agency or commission or other governmental authority or instrumentality (a “Governmental Entity”), is required by, or with respect to, Emmaus or any of the Emmaus Subsidiaries in connection with the execution and delivery of this Agreement by Emmaus or the consummation by Emmaus of the transactions contemplated hereby, as to which the failure to obtain or make would have, individually or in the aggregate, a Material Adverse Effect on Emmaus, except for: (A) the filing of the Certificate of Merger; (B) such filings and approvals as may be required by any applicable state securities, “blue sky” or takeover laws or (C) such filings as may be required in any jurisdiction where Emmaus is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization.

(d) Financial Statements.  Section 2.01(d)(i) of the Emmaus Disclosure Schedule sets forth Emmaus’s audited financial statements on a consolidated basis as of and for the years ended December 31, 2010 and 2009 (the “Emmaus Financial Statements”).  Emmaus has made or will make available to AFH and AFH Advisory true, correct and complete copies of the Emmaus Financial Statements for inclusion in the Super 8-K (as hereinafter defined).  The Emmaus Financial Statements: (i) in all material respects accurately reflect or will reflect Emmaus’ books and records as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except that interim (unaudited) financial statements are subject to normal year-end audit adjustments), (iii) fairly present in all material respects the consolidated financial position of Emmaus’ operations and cash flows for the periods indicated and (iv) to the extent required for inclusion in the Super 8-K, comply or will comply in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, Regulation S-X and the published general rules and regulations of the Securities and Exchange Commission (the “SEC”).

(e) Broker Fees.  No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Emmaus.

(f) Books and Records.  All of the books and records of Emmaus are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of Emmaus are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Emmaus or its accountants (including all means of access thereto and therefrom).

(g) Bankruptcy.   Emmaus has not: (i) commenced a voluntary case, or had entered against it a petition for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors. Neither Emmaus nor any Emmaus Subsidiary is insolvent, as defined in the US Bankruptcy Code nor is any such entity unable to pay its debts generally as they come due.

(h) Foreign Corrupt Practices.  Neither Emmaus, nor any of the Emmaus Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Emmaus or any of the Emmaus Subsidiaries has, in the course of its actions for, or on behalf of, Emmaus (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  None of the cash or property owned by Emmaus or the Emmaus Subsidiaries has been derived from, or related to, any activity that is deemed criminal under United States law and  no contribution or payment by Emmaus or any Emmaus Subsidiary has caused Emmaus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(i) Absence of Certain Changes.  Except as disclosed in or as reflected on the Emmaus Financial Statements, or except as contemplated by this Agreement, since January 31, 2011, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Emmaus’s capital stock; (ii) any amendment of any term of any outstanding equity security of Emmaus ; (iii) any repurchase, redemption or other acquisition by Emmaus of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Emmaus; (iv) any change in any method of accounting or accounting practice by Emmaus; or (v) a Material Adverse Effect with respect to Emmaus.  Emmaus has no off-balance sheet arrangements.

(j) No Undisclosed Liabilities.  There are no liabilities of Emmaus of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities adequately reflected or reserved in the Emmaus Financial Statements; and (ii) liabilities under this Agreement.

(k) No Default.  Neither Emmaus nor any Emmaus Subsidiary is to its Knowledge in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation), nor is the execution of this Agreement a default or violation, of any term, condition or provision of (i) in the case of Emmaus, its charter, agreements and bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Emmaus is now a party or by which Emmaus or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation (an “Order”) applicable to Emmaus or any Emmaus Subsidiary.

(l) Compliance with Applicable Laws; Permits.

(i) Emmaus and the Emmaus Subsidiaries are in compliance with all Laws applicable to it and the conduct of its business as currently conducted and as proposed to be conducted following the consummation of the Merger, except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Neither Emmaus nor any Emmaus Subsidiary is in conflict with, or in default or violation of, nor since January 31, 2011 have they received any notice of any conflict with, or default or violation of any applicable Law by which Emmaus or any Emmaus Subsidiary or any property or asset of Emmaus or any Emmaus Subsidiary is bound or affected, except for any such conflict, default or violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) There is no pending, or, to the Knowledge of Emmaus, threatened proceeding or investigation to which Emmaus or any Emmaus Subsidiary is subject before any Governmental Entity.

(iii) Emmaus and each Emmaus Subsidiary holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses as presently conducted and as contemplated to be conducted (the “Emmaus Permits”), all of which are in full force and effect and no suspension or cancellation of any Emmaus Permit is pending or, to the Knowledge of Emmaus, threatened, except where the failure of any of the Emmaus Permits to be in full force and effect, or suspension or cancellation of any of the Emmaus Permits, would not reasonably be expected to have a Material Adverse Effect.

(m) Litigation.  There is no action pending before any arbitrator, agency, court or tribunal, foreign or domestic, or, to the Knowledge of Emmaus, threatened against Emmaus or any Emmaus Subsidiary or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  There is no Order binding against Emmaus or any Emmaus Subsidiary any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would prohibit, prevent, enjoin, restrict or materially alter or delay any of the transactions contemplated by this Agreement (including the Merger) or that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Emmaus and each Emmaus Subsidiary is in material compliance with all Orders.  There is no material Action which Emmaus  has pending against other parties.

(n) Restrictions on Business Activities.  There is no agreement or Order binding upon Emmaus or any Emmaus Subsidiary  or any of their respective officers or directors that could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any material respect any business practice of Emmaus and any Emmaus Subsidiary  as their respective businesses are currently conducted, any acquisition of property by Emmaus , any financing activity by Emmaus , or restricting in any respect the ability of Emmaus or any Emmaus Subsidiary  from engaging in their respective businesses as currently conducted, except where such agreement or Order would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Taxes.

(i) Emmaus and each Emmaus Subsidiary has (A) timely (taking into account any extensions) filed, or caused to be filed, all Tax Returns required to be filed by or with respect to it in respect of any Taxes, which such Tax Returns are true, accurate, correct and complete in all material respects and (B) timely paid, collected or withheld all material Taxes required to be paid, collected or withheld (other than such Taxes that it is contesting in good faith or for which adequate reserves in the Emmaus Financial Statements have been established in accordance with GAAP) for which Emmaus or each Emmaus Subsidiary may be liable.  There are no claims, assessments, audits, examinations, investigations or proceedings pending against Emmaus or any Emmaus Subsidiary  in respect of any Tax and Emmaus has not been notified in writing of any proposed Tax claim, assessments or audits against Emmaus or any Emmaus Subsidiary  (other than, in each case, claims or assessments or audits against Emmaus for which adequate reserves in the Emmaus Financial Statements have been established in accordance with GAAP or are immaterial in amount).  There have been no material encumbrances with respect to any Taxes upon any of the assets of Emmaus  other than: (i) Taxes, the payment of which are not yet due, (ii) Taxes or changes being contested in good faith by appropriate proceedings; or (iii) Taxes for which adequate reserves in the Emmaus Financial Statements have been established in accordance with GAAP.

(ii) Emmaus and each Emmaus Subsidiary has (A) not executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the Internal Revenue Service or any other taxing authority (x) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which Emmaus  would be liable or (y) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign Tax law that relates to the assets or operations of Emmaus , (B) made a change in method of accounting for a taxable period ending on or prior to the Closing Date, or (C) sold assets on the installment method.

(iii) Emmaus and each Emmaus Subsidiary is not a party to, bound by or have any obligation under any tax sharing agreement, tax indemnity agreement or similar agreement or arrangement.

(iv) Emmaus and each Emmaus Subsidiary has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code.

(p) Absence of Certain Changes or Events.  Except as disclosed herein or in the Super 8-K, since the date of Emmaus’s Current Balance Sheet (as defined below) there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of Emmaus from that reflected in the Emmaus Financial Statement, except changes in the ordinary course of business that are not reasonably expected to cause, in the aggregate, a Material Adverse Effect;

(ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii) any waiver or compromise by Emmaus of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Emmaus, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v) any material change to a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended), whether or not filed by Emmaus with the SEC by which Emmaus or any of its assets are bound or subject;

(vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii) any resignation or termination of employment of any officer of Emmaus;

(viii) any mortgage, pledge, transfer of a security interest in, or lien, created by Emmaus, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Emmaus’s ownership or use of such property or assets;

(ix) any loans or guarantees made by Emmaus to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x) any declaration, setting aside or payment or other distribution in respect of any of Emmaus’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by AFH ;

(xi) any alteration of the method of accounting or the identity of the auditors for Emmaus ;

(xii) any issuance of equity securities to any officer, director or Affiliate; or

(xiii) any arrangement or commitment by Emmaus  to do any of the things described in this Section 2.02 (p).

(q) ERISA Compliance; Excess Parachute Payments. Emmaus does not, and since inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of Emmaus.

(r) Transactions With Affiliates and Employees.  Except as set forth in the Emmaus Financial Statements and Super 8-K, none of the officers or directors of Emmaus is presently a party to any transaction with Emmaus  (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Emmaus, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls.  Emmaus maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Emmaus has established disclosure controls and procedures for Emmaus and designed such disclosure controls and procedures to ensure that material information relating to Emmaus is made known to the officers by others within those entities.

(t) Disclosure.  Emmaus confirms that neither it nor any person acting on its behalf has provided any holder of AFH Securities or its respective agents or counsel with any information that Emmaus believes will, at the Effective Time and upon filing the Super 8-K with the SEC, constitute material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by Emmaus in the Super 8-K.  All disclosure provided to AFH, its business and the transactions contemplated hereby, furnished by or on behalf of Emmaus (including Emmaus’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.02 Representations and Warranties of AFH and AFH Merger Sub.  Subject to the exceptions set forth in the disclosure letter to be delivered to Emmaus in connection herewith (the “AFH Disclosure Schedule”), AFH and AFH Merger Sub jointly and severally represent and warrant to Emmaus as follows:

(a) Organization.  Except for AFH Merger Sub, there are no direct or indirect subsidiaries of AFH. AFH and AFH Merger Sub each is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of AFH and AFH Merger Sub is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Capital Structure.

(i) Section 2.02(b)(i) of the AFH Disclosure Schedule sets forth the authorized, issued and outstanding capital stock or other equity interests of AFH and AFH Merger Sub as well as any other securities (including debt securities) of AFH and AFH Merger Sub.  All outstanding shares of capital stock of AFH and AFH merger Sub have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied  None of the outstanding securities of AFH and AFH Merger Sub has been issued in violation of any foreign, federal or state securities Laws.

(ii) There are no options, warrants, convertible securities, rights, commitments (including pre-emptive rights) or agreements pursuant to which AFH is bound to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of AFH Common Stock or any other securities of AFH.

(iii) There are not, as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which AFH is a party or by which it is bound relating to the voting of the AFH Stock or the common stock of AFH Merger Sub.

(c) Authority; No Violations; Consents and Approvals.

(i) Each of AFH and AFH Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The affirmative vote of the sole stockholder of AFH Merger Sub (the “Required AFH Merger Sub Vote”) is necessary to approve and adopt this Agreement and to consummate the transactions contemplated hereby (including the Merger).  The execution and delivery of this Agreement and each of the agreements required to be executed in connection therewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AFH and AFH Merger Sub, except that the Required AFH Merger Sub Vote will take place after execution and delivery hereof and prior to the Effective Time.  This Agreement and each of the agreements required to be executed in connection therewith have been duly executed and delivered by AFH and AFH Merger Sub and constitute valid and binding obligations of each of AFH and AFH Merger Sub enforceable in accordance with their terms, except subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general principles of equity and limitations imposed on indemnity obligations by applicable federal and state securities Laws.

(ii) The execution and delivery of this Agreement by each of AFH and AFH Merger Sub does not, and the consummation by AFH and AFH Merger Sub of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AFH and AFH Merger Sub or any of their respective Subsidiaries under any provision of (A) the Certificate of Incorporation or Bylaws of AFH or AFH Merger Sub, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to AFH and AFH Merger Sub, except where such violation, breach or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AFH and AFH Merger Sub or any of their respective properties or assets.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required by, or with respect to, AFH and AFH Merger Sub in connection with the execution and delivery of this Agreement by AFH and AFH Merger Sub or the consummation by AFH or AFH Merger Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have, individually or in the aggregate, a Material Adverse Effect on AFH or AFH Merger Sub, except for: (A) Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Certificate of Merger; (C) such filings and approvals as may be required by any applicable state securities, “blue sky” or takeover laws or (D) such filings as may be required in any jurisdiction where AFH or AFH Merger Sub is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization.

(d) SEC Documents. AFH has filed all reports, forms and documents required to be filed by it with the SEC.  A true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by AFH with the SEC from February 1, 2008 through and including the Closing Date (the “AFH SEC Documents”) has been made available to Emmaus (or such information was readily accessible through the SEC Edgar Web site).  As of its respective filing date, each AFH SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such AFH SEC Document.  Except to the extent that information contained in any AFH SEC Document has been revised or superseded by a later AFH SEC Document, none of the AFH SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Financial Statements.  The AFH SEC Documents contain AFH’s audited financial statements as of and for the year ended October 31, 2010 and unaudited financial statements for all subsequent quarterly periods, as applicable (the “AFH Financial Statements”).  The AFH Financial Statements: (i) in all material respects accurately reflect or will reflect AFH’s books and records as of the times and for the periods referred to therein, (ii), were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except that interim (unaudited) financial statements are subject to normal year-end audit adjustments), (iii) fairly present in all material respects the consolidated financial position of AFH’s operations and cash flows for the periods indicated and (iv) comply or will comply in all material respects with the Exchange Act, Regulation S-X and the published general rules and regulations of the SEC.

(f) Absence of Certain Changes.  Except as disclosed in or as reflected on the AFH Financial Statements, or except as contemplated by this Agreement, since January 31, 2011, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to AFH’s capital stock; (ii) any amendment of any term of any outstanding equity security of AFH ; (iii) any repurchase, redemption or other acquisition by AFH of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, AFH; (iv) any change in any method of accounting or accounting practice by AFH; or (v) a Material Adverse Effect with respect to AFH.  AFH has no off-balance sheet arrangements.

(g) No Undisclosed Liabilities.  There are no liabilities of AFH of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities adequately reflected or reserved in the AFH Financial Statements; (ii) liabilities under this Agreement; and (iii) as disclosed on Section 2.02(g) to the AFH Disclosure Schedule.

(h) No Default.  AFH is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation), nor is the execution of this Agreement a default or violation, of any term, condition or provision of (i) in the case of AFH, its charter, agreements and bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which AFH is now a party or by which AFH or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation (an “Order”) applicable to AFH.

(i) Compliance with Applicable Laws; Permits.

(i) AFH is in compliance with all Laws applicable to it and the conduct of its business as currently conducted and as proposed to be conducted following the consummation of the Merger, except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  AFH is not in conflict with, or in default or violation of, nor since January 31, 2011 has it received any notice of any conflict with, or default or violation of any applicable Law by which AFH or any property or asset of AFH is bound or affected, except for any such conflict, default or violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) There is no pending, or, to the Knowledge of AFH, threatened proceeding or investigation to which AFH is subject before any Governmental Entity.

(iii) AFH holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business as presently conducted and as contemplated to be conducted (the “AFH Permits”), all of which are in full force and effect and no suspension or cancellation of any AFH Permit is pending or, to the Knowledge of AFH, threatened, except where the failure of any of the AFH Permits to be in full force and effect, or suspension or cancellation of any of the AFH Permits, would not reasonably be expected to have a Material Adverse Effect.

(j) Litigation.  There is no action pending before any arbitrator, agency, court or tribunal, foreign or domestic, or, to the Knowledge of AFH, threatened against AFH  or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  There is no Order binding against AFH  or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would prohibit, prevent, enjoin, restrict or materially alter or delay any of the transactions contemplated by this Agreement (including the Merger) or that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  AFH  is in material compliance with all Orders.  There is no material Action which AFH  has pending against other parties.

(k) Restrictions on Business Activities.  There is no agreement or Order binding upon AFH  or any of its officers or directors that could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any material respect any business practice of AFH  as its business is currently conducted, any acquisition of property by AFH , any financing activity by AFH , or restricting in any respect the ability of AFH  from engaging in business as currently conducted, except where such agreement or Order would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(l) Taxes.

(i) AFH  has (A) timely (taking into account any extensions) filed, or caused to be filed, all Tax Returns required to be filed by or with respect to it in respect of any Taxes, which such Tax Returns are true, accurate, correct and complete in all material respects and (B) timely paid, collected or withheld all material Taxes required to be paid, collected or withheld (other than such Taxes that it is contesting in good faith or for which adequate reserves in the AFH Financial Statements have been established in accordance with GAAP) for which AFH  may be liable.  Section 2.02(l)(i) of the AFH Disclosure Schedule sets forth each jurisdiction where AFH files or is required to file a Tax Return, except where the failure to file would not reasonably be expected to have a Material Adverse Effect.  There are no claims, assessments, audits, examinations, investigations or proceedings pending against AFH  in respect of any Tax and AFH  has not been notified in writing of any proposed Tax claim, assessments or audits against AFH  (other than, in each case, claims or assessments or audits against AFH  for which adequate reserves in the AFH Financial Statements have been established in accordance with GAAP or are immaterial in amount).  There have been no material encumbrances with respect to any Taxes upon any of the assets of AFH  other than: (i) Taxes, the payment of which are not yet due, (ii) Taxes or changes being contested in good faith by appropriate proceedings; or (iii) Taxes for which adequate reserves in the AFH Financial Statements have been established in accordance with GAAP.

(ii) AFH  has not (A) executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the Internal Revenue Service or any other taxing authority (x) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which AFH  would be liable or (y) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign Tax law that relates to the assets or operations of AFH , (B) made a change in method of accounting for a taxable period ending on or prior to the Closing Date, or (C) sold assets on the installment method.

(iii) AFH  is not a party to, bound by or have any obligation under any tax sharing agreement, tax indemnity agreement or similar agreement or arrangement.

(iv) AFH  has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code.

(m) Absence of Certain Changes or Events.  Except as disclosed in, or reflected in the AFH SEC Documents, or except as contemplated by the Agreement, since the date of AFH’s Current Balance Sheet (as defined below) there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of AFH from that reflected in the AFH SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii) any waiver or compromise by AFH  of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by AFH, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v) any material change to a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended), whether or not filed by AFH with the SEC by which AFH or any of its assets are bound or subject;

(vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii) any resignation or termination of employment of any officer of AFH;

(viii) any mortgage, pledge, transfer of a security interest in, or lien, created by AFH, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair AFH’s ownership or use of such property or assets;

(ix) any loans or guarantees made by AFH to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x) any declaration, setting aside or payment or other distribution in respect of any of AFH ’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by AFH ;

(xi) any alteration of the method of accounting or the identity of the auditors for AFH ;

(xii) any issuance of equity securities to any officer, director or Affiliate; or

(xiii) any arrangement or commitment by AFH  to do any of the things described in this Section 3.02 (m).

(n) No Vote Required.  No vote of the holders of any class or series of AFH capital stock is necessary to approve this Agreement or the transactions contemplated hereby, including, without limitation, the Merger and the issuance of AFH Securities in connection therewith.

(o) Books and Records.  All of the books and records of AFH are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of AFH  are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its accountants (including all means of access thereto and therefrom).

(p) Bankruptcy.   None of AFH  has: (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.  Neither AFH nor AFH Advisory is insolvent, as defined in the US Bankruptcy Code nor is any such entity unable to pay its debts generally as they come due.

(q) No Broker.  No broker, investment banker, or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AFH or AFH Merger Sub.

(r) Foreign Corrupt Practices.  None of AFH , nor any director, officer, agent, employee or other person acting on behalf of AFH  has, in the course of its actions for, or on behalf of, AFH (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  None of the cash or property owned by AFH has been derived from, or related to, any activity that is deemed criminal under United States law and  no contribution or payment by AFH has causes AFH to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(s) ERISA Compliance; Excess Parachute Payments. AFH does not, and since inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of AFH.

(t) Transactions With Affiliates and Employees.  Except as set forth in AFH SEC Documents, none of the officers or directors of AFH is presently a party to any transaction with AFH  (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of AFH, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(u) Internal Accounting Controls.  AFH maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  AFH has established disclosure controls and procedures for AFH and designed such disclosure controls and procedures to ensure that material information relating to AFH is made known to the officers by others within those entities.  AFH’s officers have evaluated the effectiveness of AFH’s controls and procedures.  Since January 31, 2011, there have been no significant changes in AFH’s internal controls or in other factors that could materially affect AFH’s internal controls.

(v) Investment Company.  AFH is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) Disclosure.  AFH confirms that neither it nor any person acting on its behalf has provided any holder of Emmaus Securities or its respective agents or counsel with any information that AFH believes will, at the Effective Time and upon filing the Super 8-K with the SEC, constitute material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by AFH in the Super 8-K.  AFH understands and confirms that the Emmaus Stockholders will rely on the foregoing representations and covenants in effecting transactions in securities of AFH.  All disclosure provided to the Emmaus Stockholders regarding AFH, its business and the transactions contemplated hereby, furnished by or on behalf of AFH (including AFH’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(x) Certain Registration Matters.  AFH  has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of AFH registered with the SEC except as contemplated by this Agreement and the transactions entered into in connection therewith.

ARTICLE III.

ADDITIONAL AGREEMENTS

3.01 Registration Rights.  AFH shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit A providing piggyback registration rights to the holders of AFH Common Stock listed on Schedule I hereto.

3.02 Investor Relations Firm.  AFH shall use its best efforts to hire and maintain a reputable investor relations firm acceptable to AFH Advisory not later than thirty (30) days prior to the Closing Date, which consent by AFH Advisory shall not be unreasonably conditioned, delayed, denied or withheld.

3.03 Legal Conditions to Merger. Except as otherwise provided herein, each of Emmaus and AFH will, and Emmaus will cause  the Emmaus Subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or the Emmaus Subsidiaries in connection with the Merger.  Each of Emmaus and AFH will, and Emmaus will cause the Emmaus Subsidiaries to, take all actions reasonably necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or non-opposition by, any Governmental Entity or court required to be obtained or made by Emmaus, AFH or the Emmaus Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

3.04 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

3.05 Public Announcements and Regulation FD.

(a) AFH and Emmaus will agree with each other with respect to the contents thereof before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, except as may be required by SEC rules and regulations, applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system (but shall still provide a copy of such release to the other party).

(b) Any information concerning Emmaus disclosed to AFH  or its Affiliates or representatives or any information concerning AFH  or its Affiliates or representatives disclosed to Emmaus, which has not been publicly disclosed, shall be kept strictly confidential by the parties hereto and shall not be disclosed or used by the recipients and until publicly disclosed by the party to which such information relates; provided, however, that the foregoing provision shall not prohibit disclosures by any party of information that (i) was in the possession of a party prior to the date hereof, provided that such information is not known by such party to be subject to a confidentiality agreement, (ii) is or becomes generally available to the public other than as a result of a disclosure by a party in violation of this Section 3.06 or (iii) a party is required to disclose by law, including in connection with a proceeding or in connection with the payment of Taxes.  Each party hereto hereby agrees that, subject to the provisions above, no public announcements concerning the terms of this Agreement or the transactions contemplated hereunder shall be made without the mutual consent of the parties, not to be unreasonably withheld.  Notwithstanding the foregoing, AFH shall be entitled to issue a press release announcing the execution of this Agreement and the transactions contemplated hereunder once the Closing occurs.

(c) All parties hereto agree not to, and shall cause each manager, officer, director or other Affiliate not to, use any confidential information to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any shares of AFH Stock (or other securities, warrants or other forms of convertible securities outstanding or other rights to acquire such securities).   All parties hereto acknowledge that (i) a purpose of this Section 3.06(c) relating to confidentiality is so that AFH will be in compliance with Regulation FD promulgated by the SEC, and other applicable securities laws, and (ii) if Emmaus does not comply with the provisions of this Section 3.06(c), AFH may be deemed by such action to be in violation of such laws and regulations, which could have a Material Adverse Effect on the business of AFH.

3.06 Other Actions. Except as contemplated by this Agreement, neither AFH nor Emmaus shall, and shall not permit any of the Emmaus Subsidiaries to, take or agree or commit to take any action that is likely to result in any of its respective representations or warranties hereunder being untrue or in any of the conditions to the Merger set forth in Article III not being satisfied.

3.07 Reservation of Common Shares. AFH shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of common stock for the purpose of enabling it to satisfy any obligation to issue shares of common stock included in the Merger Consideration.  AFH or, if appointed, any transfer agent for the AFH Common Stock (the “Transfer Agent”), will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  AFH shall keep a copy of this Agreement on file with any such Transfer Agent.  AFH will supply any such Transfer Agent with duly executed certificates for such purposes.  AFH will furnish any such Transfer Agent a notice of all adjustments and certificates related thereto.  AFH covenants that all AFH Common Stock included in the Merger Consideration will be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

3.08 Blue Sky Laws.  AFH shall take any action (other than subjecting itself to service of process or qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of AFH Common Stock in connection with this Agreement.

ARTICLE IV.

COVENANTS

4.01 Follow-on Financing.  Following the consummation of the Merger, AFH Advisory shall assist AFH in conducting a public or private offering of the equity securities of AFH with gross proceeds of at least Ten Million Dollars ($10,000,000) to AFH (the “Follow-on Financing”) following the Closing.

4.02 Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such Party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE V.

CLOSING DOCUMENTS AND CONDITIONS

5.01 Conditions to Each Party’s Obligations.  The obligations of each party to consummate the Merger and other transactions described herein shall be subject to the satisfaction or waiver (where permissible), at or prior to the earlier of the Effective Time, of the following conditions:

(a) Stockholder Approval. The Emmaus Required Vote and AFH Merger Sub Required Vote shall have been obtained in accordance with the DGCL.

(b) Requisite Regulatory Approvals and Consents. All authorizations, approvals and permits required to be obtained from or made with any Governmental Entity in order to consummate the transactions contemplated by this Agreement (the “Requisite Regulatory Approvals”), and all consents from third Persons that are required in connection with the transactions contemplated by this Agreement, shall have been obtained or made.

(c) No Law. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

(d) Registration or Exemption.  All necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act relating to the issuance and trading of the AFH Common Stock to be issued in the Merger shall have been obtained and shall be in effect.

(e) Form 14F-1. To the extent necessary, an Information Statement on Form 14F-1 relating to the appointment of directors to the Board of Directors of AFH in connection with the consummation of the Merger shall be filed with the SEC and mailed to the stockholders of AFH at least ten (10) days prior to the Closing.

(f) Registration Rights Agreement.  AFH shall have executed a registration rights agreement with the AFH Stockholders in the form attached as Exhibit A in connection with the Closing.

(g) Lock-Up.  The parties shall have agreed upon a lock-up agreement in a form to be agreed upon by the Closing Date (a “Lock-Up Agreement”) pursuant to which each director, officer and holder of ten percent (10%) or more of AFH Common Stock after the Effective Date and each of their Affiliates (together the “Lock-Up Designees”)  shall agree, in the event the Follow-on Financing is consummated and unless otherwise agreed by the investment bank engaged in connection with the Follow-on Financing, for a period of twelve (12) months from the date the Follow-on Financing Registration Statement filed pursuant to Securities Act to register the AFH Common Stock sold in the Follow-on Financing is declared effective by the SEC, that such Lock-Up Designee shall neither, on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, issue, grant any option on, sell, or otherwise dispose of, any portion of the shares of AFH Common Stock they hold.

5.02 Conditions to Obligation of AFH. The obligations of AFH to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Emmaus and the Emmaus Subsidiaries set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Agreements and Covenants.  Emmaus shall have performed in all material respects all of their respective obligations and complied with all of their respective agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c) Officer Certificate.  Emmaus shall have delivered to AFH a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of Emmaus, certifying in such capacity as to the satisfaction of the conditions specified in Sections 5.02(a), 5.02(b), 5.02(e) and 5.02(f).

(d) Secretary’s Certificate. Emmaus shall have delivered to AFH a true copy of the resolutions of Emmaus authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of Emmaus or similar officer.

(e) Company Material Adverse Effect.  No Material Adverse Effect shall have occurred since the date of this Agreement with respect to Emmaus or the Emmaus Subsidiaries, taken as a whole.

(f) Emmaus Financial Statements.  Emmaus shall have provided audited and/or unaudited financial statements of Emmaus as may be required for the Super 8-K.

5.03 Conditions to Obligation of Emmaus.  The obligations of Emmaus to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of AFH set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Agreements and Covenants.  AFH shall have performed in all material respects all of their respective obligations and complied with all of their respective agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c) Officer Certificate.  AFH shall each have delivered to Emmaus a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of AFH, certifying in such capacity as to the satisfaction of the conditions specified in Sections 5.03(a), 5.03(b), 5.03(e) and 5.03(h).

(d) Secretary’s Certificate. AFH shall have delivered to Emmaus a true copy of the resolutions of AFH and AFH Merger Sub authorizing the execution of this Agreement, the issuance of the Merger Consideration and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of AFH or a similar officer.  In addition, AFH shall have delivered to Emmaus a true copy of the resolutions of the sole stockholder of AFH Merger Sub authorizing the consummation of the Merger.

(e) AFH Material Adverse Effect.  No Material Adverse Effect shall have occurred since the date of this Agreement with respect to AFH.

(f) Resignations.  AFH shall have delivered letters of resignation effective upon the Closing of (i) Amir Heshmatpour from all of his officer positions with AFH, provided that he shall not resign as a member of the AFH Board of Directors; and (ii) Timothy Brasel as a director and from all of his officer positions with the Company.

(g) Election.  Evidence of the election of Dr. Yutaka Niihara as Chairman, Willis C. Lee, Steve Warnecke, Dr. Henry A. McKinnell and Douglas W. Wilmore, M.D. as directors of AFH effective upon the Closing.  Evidence of the appointment of the following officers of AFH effective as of the Closing: Dr. Yutaka Niihara as Chief Executive Officer and President; Willis C. Lee as Chief Operating Officer; Lan Tran as Chief Administrative Officer and Corporate Secretary; and Yasushi Nagasaki as Chief Financial Officer.

(h) Current SEC Reports.  AFH shall be current and compliant in filing all periodic reports with the SEC under the Exchange Act.

(i) Corporate Documents.  AFH shall each have delivered to Emmaus the AFH Certificate of Incorporation and amendments thereto, By-laws and amendments thereto, a certificate of good standing of the Company in Delaware; all minutes and resolutions of board of director and stockholder meetings in possession of the Company; stockholder list; and all financial statements and all tax returns in possession of the Company.

(j) Share Cancellation.  AFH shall have cancelled 1,827,750 shares of AFH Stock owned by AFH Advisory (the “Share Cancellation”) pursuant to that certain Share Cancellation Agreement dated as of the date of this agreement entered into by and among AFH and AFH Advisory, a copy of which is attached as Exhibit B.

ARTICLE VI.

GENERAL PROVISIONS

6.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by (a) mutual written consent of Emmaus and AFH, or by mutual action of their respective Boards of Directors, (b) any party if (i) any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or (ii) any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

6.02 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.03 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, for a period of one year from the Closing Date, except for those related to Taxes, which shall survive as long as the applicable statute of limitations.

6.04 Notices.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

 (a)           if to AFH or AFH Merger Sub, to:

9595 Wilshire Blvd., Suite 700
Beverly Hills, California 90212
Attention: Amir F. Heshmatpour
Fax:

with a copy to:

Richardson & Patel
420 Lexington Avenue, Suite 2620
New York, NY 10170
Attention:  David N. Feldman
Fax: (212) 997-4242

(b)           if to Emmaus, to:

Emmaus Medical, Inc.
20725 S. Western Avenue, Suite 136
Torrance, CA 90501
Attention: Dr. Yutaka Niihara
Fax: (310) 214-0075

with a copy to:

K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention:  Katherine J. Blair, Esq.
Fax: (310) 552-5001

6.05 Interpretation; Certain Definitions. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”  The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.06 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.07 Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.08 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that AFH Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed direct or indirect whollyowned subsidiary of AFH.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6.10 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate.  Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under this Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

6.11 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court sitting in California in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

ARTICLE VII.

DEFINITIONS

7.01 Definitions.   For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

(a) “Affiliate” means, as to the person specified, any person controlled, controlled by, or under common control with such person, and “person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust or other entity.

(b) “Knowledge,” when used with respect to Emmaus, shall mean the actual knowledge, after reasonable inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of Emmaus), of the executive officers and directors of Emmaus, and, when used with respect to AFH or AFH Merger Sub, shall mean the knowledge, after reasonable inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of AFH or AFH Merger Sub), of the executive officers and directors of AFH or AFH Merger Sub.

(c)  “Material Adverse Effect” means, with respect to a party, any occurrence, state of facts, change, event, effect or circumstances that, individually or in the aggregate, has or would reasonably be expected to have, a materially adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities or results of operations of such party and its subsidiaries, taken as a whole, other than any occurrence, state of facts, change, event, effect or circumstances to the extent resulting from: (i) political instability, acts of terrorism or war, changes in national, international or world affairs, or other calamity or crisis, including without limitation as a result of changes in the international or domestic markets, so long as such party is not disproportionately affected thereby, (ii) any change affecting the United States economy generally or the economy of any region in which such party conducts business that is material to the business of such party, so long as such party is not disproportionately affected thereby, (iii) the announcement of the execution of this Agreement, or the pendency of the consummation of the Merger, (iv) any change in United States generally accepted accounting principles (“GAAP”) or interpretation thereof after the date hereof or (v) the execution and performance of or compliance with this Agreement.

(d) “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(e) “Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

-  -

IN WITNESS WHEREOF, each of the following has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

      AFH ACQUISITION IV, INC.

      By: ___/s/Amir F. Heshmatpour__________
      Name: Amir F. Heshmatpour
      Title: President

      AFH MERGER SUB, INC.

      By: __/s/ Amir F. Heshmatpour___________
      Name: Amir F. Heshmatpour
      Title: President

    AFH HOLDING AND ADVISORY, LLC

      By: ____/s/ Amir F. Heshmatpour_________
      Name: Amir F. Heshmatpour
      Title: Managing Partner

     EMMAUS MEDICAL, INC.

      By: __/s/ Dr. Yutaka Niihara_____________
      Name: Dr. Yutaka Niihara
      Title: Chief Executive Officer

[Signature Page to Merger Agreement]

EXECUTION VERSION

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this “Agreement”), dated as of April [__], 2011, by and among Emmaus Holdings, Inc. Western Avenue, Suite 136, Torrance, CA 90501 (the “Company”), and the stockholders listed on the Schedule A attached hereto (each, a “Stockholder” or “Holder” and collectively, the “Stockholders” or “Holders”).  All capitalized terms not defined herein shall have the meanings ascribed to them in that certain Merger Agreement, dated as of April [__], 2011 by and among the Company (formerly “AFH Acquisition IV, Inc.”), AFH Merger Sub, Inc., AFH Holding and Advisory LLC, Emmaus Medical, Inc. and Yutaka Niihara, M.D., MPH (the “Merger Agreement”).

WHEREAS, in connection with Merger Agreement, the Company agreed to enter into this Agreement with the Stockholders to provide such stockholders with certain rights relating to the registration of the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) they held prior to the consummation of the Merger (the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following capitalized terms used herein have the following meanings:

(a) “Additional Effective Date” means the date the Additional Registration Statement, if any, is declared effective by the SEC.

(b) “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the SEC.

(c) “Additional Registrable Securities” means, (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to the Securities, or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, until such time as such securities are saleable pursuant to Rule 144 without any restriction.

(d)  “Additional Registration Statement” means a registration statement or registration statements of the Company, if any, filed under the 1933 Act covering any Additional Registrable Securities.

(e) “Additional Registration Amount” means (i) any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2, or (ii) such other amount as may be required by the staff of the SEC pursuant to Rule 415.

(f) “Affiliate” of Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h) “Cutback Shares” means any of the Initial Registration Amount or the Additional Registration Amount (without regard to clause (ii) in the definition thereof) of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415 until such time as such securities are saleable pursuant to Rule 144 without any restriction.

(i)  “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.

(j) “Holder” means the Stockholders, any transferee or assignee thereof to whom a Stockholder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 7 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 7.

(k) “Effective Date” means the date that the Registration Statement has been declared effective by the SEC.

(l) “Initial Registrable Securities” means (i) the Securities, and (ii) any capital stock of the Company issued or issuable, with respect to the Securities.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(n) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(o)  “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities.

(p)  “Required Holders” means the holders of at least a majority of the Registrable Securities.

(q) “Rule 144” means Rule 144 promulgated under the 1933 Act or any successor rule providing for the resale of restricted securities.

(r) “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(s)  “SEC” means the United States Securities and Exchange Commission.

(t) “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the 1933 Act.

(u) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

(v) “1933 Act” means the Securities Act of 1933, as amended.

(w) “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.	Registration.

(a) Piggyback Registration.  At any time the Company proposes to file a registration statement under the 1933 Act (each a “Registration Statement”) with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company) and by shareholders of the Company other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company; (iv) for a dividend reinvestment plan; (v) for an offering of equity securities of the Company underwritten by Sunrise Securities Corp. (the “Sunrise Offering”); or (vi) for business combination or acquisition of any entity or business, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities (each a “Holder”) in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

(b) Cutback.  Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a Registration Statement, the number of Registrable Securities to be registered on the Registration Statement on behalf of each Holder will be reduced: (i) before any shares of Common Stock or other securities included in such Registration Statement pursuant to written contractual arrangements with Persons other than the Holders are reduced and (ii) on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders.  In the event of a cutback hereunder, the Company shall give the Holders at least two (2) business days’ prior written notice along with the calculations as to such Holder’s allotment.

(c) Reduction of Underwritten Offering. If the managing underwriter or underwriters for a Piggyback Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2(c), and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggyback registration rights of Persons other than the Holders, exceeds the exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration: If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities for the account of persons other than the Holders that the Company is obligated to register pursuant to written contractual registration rights with such persons (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities as to which registration has been requested (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  For purposes of apportionment in this Agreement, for any Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “Holder,” as defined in this sentence.

(d) Underwriting Requirements.

(i) If, pursuant to Section 2(a), the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Required Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2(d)(i), if the managing underwriter(s) advise(s) the Company or the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(ii) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

(e) Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Holders of Registrable Securities based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC.  In the event that Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

3.	Related Obligations.

(a) The Company shall keep each Registration Statement, if any, effective pursuant to Rule 415 at all times until the earlier of (i) the twelve (12) month anniversary of the Effective Date or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”).  The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within one business day after the date on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holder of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify the Holder of the Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(d) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each holder of Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e) The Company shall cooperate with the holders of Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

(f) If requested by a Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder.

(g) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(h) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

(i) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends.  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders of Registrable Securities receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice.

4.	Obligations of the Holders.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such holder’s Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Holder, by such Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(d).

(d) Each holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.	Expenses of Registration.

All reasonable expenses, other than Selling Expenses, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

6.	Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”).  Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a):  (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 7.

(b) In connection with any Registration Statement in which an Holder is participating, each such Holder of Registrable Securities agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such holder shall reimburse the Indemnified Party any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 6(e) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the holders pursuant to Section 7.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates.  The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or Indemnified Person with respect to any Claim, then the indemnifying party, in lieu of indemnifying such Indemnified Party or Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Party or Indemnified Person, as applicable, as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party or Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on one hand and of the Indemnified Party or Indemnified Person on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party or Indemnified Person, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.	Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Holder to any transferee of all or any portion of such Holder’s Registrable Securities if:  (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Merger Agreement and any lock-up provisions contained therein.

8.	Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

9.	Miscellaneous.

(a) A Person is deemed to be a Holder whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Emmaus Holdings, Inc.
20725 S. Western Avenue, Suite 136
Torrance, CA 90501
Attention: Dr. Yutaka Niihara
Fax: (310) 214-0075

with a copy to:

K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention:  Katherine J. Blair, Esq.
Fax: (310) 552-5001
If to Holder, to its address, facsimile number or email address set forth on the Schedule A attached hereto, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof..

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement, the Merger Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Merger Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g) Subject to the requirements of Section 7, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the holders of Registrable Securities pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) The obligations of each holder of Registrable Securities hereunder are several and not joint with the obligations of any other holder of Registrable Securities, and no provision of this Agreement is intended to confer any obligations on any holder of Registrable Securities vis-à-vis any other holder of Registrable Securities.  Nothing contained herein, and no action taken by any holder of Registrable Securities pursuant hereto, shall be deemed to constitute the holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the holders of Registrable Securities are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

EXECUTION VERSION

IN WITNESS WHEREOF, the Company have caused its signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: EMMAUS HOLDINGS, INC.

By:

Name:	Yutaka Niihara, MD, MPH
Title:	Chief Executive Officer

HOLDERS

[to be inserted]

EXECUTION VERSION

EXHIBIT B

SHARE CANCELLATION AGREEMENT

See Exhibit 10.1 to this Form 8-K